UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2007

NeoMagic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22009	77-0344424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 988-7020

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 27, 2007, NeoMagic Corporation (the “Company”) entered into amendments to warrants to purchase an aggregate of 1,200,000 shares of common stock that the Company had previously issued in December 2006. The amendments to the warrants provide that (i) the warrants can no longer be exercised for cash and (ii) the amended warrants may be net exercised at any time.

Item 3.02.	Unregistered Sales of Equity Securities

The amendment of the warrants was accomplished under the Section 3(a)(9) exemption from registration under the Securities Act of 1933, which provides an exemption for an exchange by the issuer with its existing securityholders where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. In essence, the warrantholders exchanged their original warrants for revised warrants containing the amended terms. The Company did not make any payment of consideration to any person to solicit the exchange.

The warrants, as amended, are not exercisable for cash, but may be “net exercised” at any time during their term. The exercise price is $5.20 per share, subject to adjustment as provided in the warrants.

The information set forth in Item 1.01 hereof is hereby incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 3.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation

Date: August 2, 2007	/s/ Douglas R. Young
Douglas R. Young
Chief Executive Officer